                                                                  EXHIBIT (b)(3)

                      FIRST AMENDMENT TO FIRST AMENDED AND
                            RESTATED LOAN AGREEMENT
                      ------------------------------------

     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made and entered into as of the 31st day of October, 1994, by
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and between EASTGROUP PROPERTIES, a Maryland real estate investment trust (the
"Borrower"), and DEPOSIT GUARANTY NATIONAL BANK, a national banking association
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(the "Lender").
      ------

     WHEREAS, pursuant to that certain First Amended and Restated Loan Agreement, dated as of June 29, 1994 (as amended, modified and supplemented from time to time, the "Loan Agreement"), between the Borrower and the Lender, the
                   --------------
Lender agreed to loan to the Borrower an amount up to Forty-Five Million and No/100 Dollars ($45,000.000) (as amended, extended and increased from time to time, the "Loan"); and
           ----

     WHEREAS, the Borrower has requested, and the Lender has agreed, that the Borrower be permitted (a) to receive an advance under the Loan in the amount of $4,750,000.00, (b) to loan $3,562,500.00 of said amount to EastGroup Tampa, Inc., a wholly-owned subsidiary of the Borrower (the "Tampa Subsidiary"), and
                                                      ----------------
$1,187,500.00 of said amount to Westport Partners, Ltd., a Florida limited partnership having Ensign Airport Properties, Inc., a Florida corporation, as its only general ("Westport"), as reimbursement for and payment of reasonable
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costs and expenses actually incurred in connection with the acquisition by the
Tampa Subsidiary of a seventy-five percent (75%) interest and by Westport of a twenty-five percent (25%) interest as tenants in common in the property and improvements known as the Westport Commerce Center located in Hillsborough County, Florida (the "Westport Commerce Center"), and (c) to include the
                      ------------------------
Westport Commerce Center in the calculation of the Borrowing Base under the Loan Agreement; and

     WHEREAS, the Borrower and the Lender desire to evidence their agreement in writing and to make all necessary amendments to the Loan Agreement in connection with the foregoing;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1. All capitalized terms used and not otherwise defined herein (including, without limitation, in the language amendatory to the Loan Agreement contained herein) shall have the respective meanings given such terms in the Loan Agreement.
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     2.  The Loan Agreement is hereby amended by deleting in its entirety the definition "Borrowing Base" included in Section 1.01 of the Loan Agreement and by substituting in place and instead thereof the following:

               "Borrowing Base" means, at any particular time, an amount equal
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          to the sum of the following:  (a) sixty-five percent (65%) of the aggregate Eligible Appraised Value of the Borrower Properties, plus,
                                                                         ----
          (b) with respect to each of the Subsidiary Properties, the lesser of
          (i) sixty-five percent (65%) of the Eligible Appraised Value of the applicable Subsidiary Property or (ii) the aggregate outstanding principal balance of the Assigned Note or Assigned Notes, as applicable, secured by the applicable Subsidiary Property.

     3. The Loan Agreement is hereby further amended by adding the following to the Loan Agreement as Section 7.02(n) of the Loan Agreement:

               (n) Certificate of No Default.  Concurrently with the delivery of
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          the annual financial statements referred to in Section 7.02(a) and the quarterly financial statements referred to in Section 7.02(b), a Certificate of the Chief Financial Officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default or Event of Default has occurred or is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Sections 7.18, 7.19 and 7.20, such certificate to be substantially in the form of Exhibit K attached
                                                         ---------
          hereto and otherwise in form and substance satisfactory to the Lender.

     4. Subject to the other terms and conditions contained herein and notwithstanding anything to the contrary contained in the Loan Agreement, the Lender and the Borrower hereby agree as follows, all of which shall be satisfied on or before the date hereof:

          (a) The Borrower may obtain an Advance under the Loan in the amount of $4,750,000.00;

          (b) The Borrower shall lend $3,562,500.00 of the Advance to the Tampa Subsidiary, which loan to the Tampa Subsidiary shall be evidenced by a Promissory Note in the form attached hereto as Exhibit A (as
                                                                   ---------

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

               amended, modified and supplemented from time to time, the "EastGroup Tampa Note");
                --------------------

          (c) The Borrower shall lend $1,187,500.00 of the Advance to Westport, which loan to Westport shall be evidenced by a promissory note in the form attached hereto as Exhibit B (as amended, modified and
                                           ---------
               supplemented from time to time, the "Westport Note");
                                                    -------------

          (d) The Tampa Subsidiary and Westport shall execute and deliver, as collateral for the EastGroup Tampa Note and the Westport Note, the following:

               (i) A Mortgage and Security Agreement in the form attached hereto as Exhibit C (as amended, modified and supplemented
                               ---------
                     from time to time, the "Mortgage");
                                             --------

               (ii) An Assignment of Leases and Rents in the form attached hereto as Exhibit D (as amended, modified and supplemented
                               ---------
                     from time to time, the "Assignment of Leases"); and
                                             --------------------

               (iii) UCC-1 Financing Statements in the forms attached hereto as

                     Exhibit E (as amended, modified and supplemented from time
                     ---------
                     to time, the "Financing Statements").
                                   --------------------

          (e) The Borrower shall execute and deliver to the Lender a Third Amendment to First Amended and Restated Security Agreement and an Assignment of Mortgage and Security Agreement and Assignment of Leases and Rents in the forms attached hereto as Exhibits F and
                                                                --------------
               G, respectively, collaterally assigning to the Lender as
               -
               collateral for the Loan the EastGroup Tampa Note, the Westport Note, the Mortgage, the Assignment of Leases and the Financing Statements (collectively, the "Westport Assigned Agreements");
                                              ----------------------------

          (f) The Borrower shall execute and deliver to the Lender a Second Amendment to First Amended and Restated Stock Pledge Agreement in the form attached hereto as Exhibit H; and
                                           ---------

          (g) The Borrower shall execute and deliver or cause to be executed and delivered to the Lender all of the other documents listed on the Closing Agenda attached hereto as Exhibit I, all of which
                                                     ---------
               shall be in form and substance satisfactory to the Lender,

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               together with all other documents deemed reasonably necessary by the Lender to insure that the Lender has a first priority perfected mortgage and lien on and security interest in the Westport Assigned Agreements, the collateral referred to therein and the Westport Commerce Center.

     5.   Notwithstanding anything to the contrary contained in the Loan
Agreement:

          (a) All of the Westport Commerce Center shall be deemed to be an Additional Property and all of the provisions contained in the Loan Agreement applicable to Additional Properties shall apply to the Westport Commerce Center, except as otherwise specifically provided herein;

          (b) All of the Westport Assigned Agreements shall be deemed to be Assigned Agreements and all of the provisions contained in the Loan Agreement applicable to Assigned Agreements shall apply to the Westport Assigned Agreements, except as otherwise specifically provided herein;

          (c) The EastGroup Tampa Note and the Westport Note shall be deemed to be Assigned Notes and all of the provisions contained in the Loan Agreement applicable to Assigned Notes shall apply to the EastGroup Tampa Note and the Westport Note, except as otherwise specifically provided herein;

          (d) All obligations, indebtedness and liabilities of Westport and its general partner to the Lender under the Westport Assigned Agreements, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, shall be deemed to be Obligations and all of the provisions contained in the Loan Agreement applicable to Obligations shall apply to such obligations, indebtedness and liabilities of Westport and its general partner, except as otherwise specifically provided herein;

          (e) Westport shall be deemed an Obligated Party and all of the provisions contained in the Loan Agreement applicable to an Obligated Party shall apply to Westport, except as otherwise specifically provided herein;

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

          (f) The Tampa Subsidiary shall be deemed a Property Subsidiary and all of the provisions contained in the Loan Agreement and applicable to Property Subsidiaries shall apply to the Tampa Subsidiary, except as otherwise specifically provided herein; and

          (g) All of the Westport Commerce Center shall be deemed to be a Subsidiary Property and all of the provisions contained in the Loan Agreement applicable to Subsidiary Properties shall apply to the Westport Commerce Center, except as otherwise specifically provided herein.

     6. Notwithstanding anything to the contrary contained in the Loan Agreement, Westport and its general partner shall not be deemed a Property Subsidiary or a General Partner under the Loan Agreement.

     7. Notwithstanding anything to the contrary contained in the Loan Agreement, the Lender waives any requirement that the Borrower pledge to the Lender the stock of EastGroup Tampa.

     8. Notwithstanding anything to the contrary contained in the Loan Agreement, the Lender waives any requirement that the Lender receive a pledge of the partnership interests in Westport and a pledge of all of the stock of Westport's general partner.

     9. Notwithstanding anything to the contrary contained in the Loan Agreement, in no event shall the Lender have any obligation to release all or any part of the Westport Commerce Center from the liens of the Loan Documents unless and until the Borrower shall have paid to the Lender in cash an amount equal to the lesser of (a) the aggregate outstanding principal balance of the EastGroup Tampa Note and the Westport Note or (b) sixty-five percent (65%) of the Eligible Appraised Value of the Westport Commerce Center included in the most recent Borrowing Base Certificate furnished to the Lender.

     10.  The Loan Agreement is hereby further amended by adding as Exhibit K
                                                                    ---------
attached thereto, the certificate attached hereto as Exhibit J.
                                                     ---------

     11. The Loan Agreement, as herein amended, remains in full force and effect in accordance with its terms, and the Borrower and the Lender hereby ratify and confirm the same. The Borrower represents and warrants that all of the representations and warranties of the Borrower contained in the Loan Agreement, as herein amended, are true and correct in all material respects on and as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Loan Agreement. The

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Borrower acknowledges that its fully obligated under the terms of the Loan
Agreement, as herein amended, and that it has no offsets or defenses with respect to its obligations thereunder.

     12. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Mississippi.

     IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement as of the day and year set forth above.


                                    - LENDER -
                                      ------

                                    DEPOSIT GUARANTY NATIONAL BANK



                                    By:
                                       --------------------------------
                                       Kenneth E. Farmer,
                                       Its Vice President


                                    - BORROWER -
                                      --------

                                    EASTGROUP PROPERTIES



                                    By:
                                       ----------------------------------
                                       David H. Hoster II,
                                       Its President



                                    By:
                                        ---------------------------------

                                       Title:
                                             ----------------------------

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